PART II

OFFERING MEMORANDUM DATED MAY 14 2024

Elf Labs

481 South Holt Ave, Los Angeles CA 90048

www.elflabs.com

Up to $4,999,999.20 or up to 2,499,949 shares of Class B Common Stock, plus up to 1,249,791 “Bonus Shares” available to early investors for no additional consideration*

Target Investment Amount: $10,004 (which includes 2.5% Investor Transaction Fee)

Minimum Investment: $732.00 ($750.30 including the Investor Transaction Fee)◊

Toon Studio, Inc DBA Elf Labs, a California corporation (“Elf Labs”, “the Company,” “we,” or “us”), is offering up to $4,999,999.20 worth of Class B Common Stock. The minimum target amount under this Regulation CF offering is $10,004 (the “Target Amount”). The company must reach its Target Amount of $10,004 by April 1, 2025**. Unless the company raises at least the Target Amount of $10,004 under the Regulation CF offering by April 2025, no securities will be sold in this offering, investment commitments will be canceled, and committed funds will be returned. Each investor must purchase a minimum of $750.30 worth of shares (366 shares) ✧.

The Offering is being made through DealMaker Securities LLC (the “Intermediary”) on its platform. The Intermediary will be entitled to receive fees related to the purchase and sale of the Securities. The rights and obligations of any Purchasers of the Securities must complete the purchase process through the Intermediary. All committed funds will be held in escrow with Enterprise Bank & Trust, a Missouri chartered trust company with banking powers (the “Escrow Agent”) until the Target Amount has been met or exceeded and one or more closings occur. You may cancel an investment commitment up to 48 hours prior to April 1, 2025 (the “Offering Deadline”), or such earlier time as the Company designates, pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary. The Intermediary has the ability to reject any investment commitment and may cancel or rescind the Company’s offer to sell the Offered Shares at any time for any reason.

	Price to Investors	Service Fees and Commissions (1)	Net Proceeds
Minimum Individual Purchase Amount	$732	$63.77	$686.53
Investor Fee	$18.30
Aggregate Maximum Offering Amount	$4,999,999.20	$424,999.93	$4,574,999.27

(1)	DealMaker Securities LLC charges commissions of eight percent (8.5%) of the Offering proceeds including the Investor Transaction Fee. This excludes fees to the Issuer’s advisors, such as attorneys and accountants. Also, excludes $15,000 set up fee and $5,000 per month maintenance fee payable to Intermediary.

Investors will be required to pay an Investor Processing Fee of 2.5% to the Company at the time of the subscription to help offset transaction costs. The Broker will receive a cash commission on this fee. All investments will have a maximum Investor Processing Fee of $100.00, which represents the fee for a $4,000.00 investment.

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

This disclosure document contains forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company’s management. When used in this disclosure document and the company offering materials, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the company’s action results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after such state or to reflect the occurrence of unanticipated events.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012, including electing to delay compliance with certain new and revised accounting standards under the Sarbanes-Oxley Act of 2002.

THE COMPANY AND ITS BUSINESS

Overview

Elf Labs is a media company that owns the copyrights to the Junior Elf books, which contain some of the most notable IP in the children’s entertainment space. This includes characters such as Sleeping Beauty, Snow White, Cinderella, The Little Mermaid, and Rapunzel. The company works to leverage these assets by integrating these renowned characters into fresh entertainment content across a series of different verticals, including animated series, mobile games, licensing and merchandising, interactive web content, and more. The Issuer is incorporated in Delaware and operates its business in California.

Business Plan

Elf Labs’ primary focus is on growing and using its library of copyrights and trademarks in order to create strong, immersive content for its audience. The issuer plans to utilize their existing copyrights to produce children’s entertainment content and merchandise featuring their characters. These revenue streams include original animated series, mobile games, interactive web content, as well as licensing fees and merchandise sales. The company is currently working to establish these channels, and has confidence in their ability to quickly grow due to the popularity of the characters within their portfolio.

The issuer is currently in the process of developing new animated series based on these characters in collaboration with Snowball Studios with a goal of selling or licensing the show to existing content hosting companies, or selling the product directly to consumers on existing platforms such as YouTube. The issuer is also working to develop content through additional mediums, such as an interactive website and mobile games. Elf Labs has secured partnerships with technology providers that allow for the efficient production and marketing of its content and characters at a cost that is below what the competitors in the space incur.

Elf Labs looks to go to market with an initial push of its original series along with exclusive merchandise and web content featuring these fresh interpretations of these classic characters. This strategy will begin with the release of Robo Stars, a robot and science fiction twist on the traditional fairy tale characters, before progressing into further developments of the IP. This push is intended to disrupt the traditional entertainment industry model by appealing directly to consumers through hosting platforms such as YouTube, while still potentially licensing the content to appear on other entertainment platforms. This widespread effort will have the purpose of establishing the Elf Labs brand and characters and creating a large, invested audience that will be interested in future Elf Labs content and characters.

As the issuer scales its operations and produces more content, it intends to monetize all the different media creation channels open to it. This includes developing further animated series, web content, and games based on more characters from its IP library, as well as the licensing and merchandising of these characters to generate direct revenue through sales.

Competitors and Market

Major competitors in this space are other family-focused animated entertainment producers. These include major studios such as Nickelodeon and Cartoon Network Elf Labs’ advantage in this area is their valuable IP library that contains some of the most recognized and marketable characters in animation, as well as technology partners that allow the Company to leverage these characters by building immersive experiences across multiple media channels. These competitors are also found operating in the other verticals that the issuer is pursuing business in, such as family-friendly immersive web content, sales of children’s merchandise, and child-appropriate mobile games.

1

Employees

The company consists of four full-time employees.

Regulation

Elf Labs owns the trademarks to our characters and IP and doesn’t foresee any changes to U.S. law affecting that.

Property

Elf Labs owns no physical property.

Intellectual Property

Elf Labs owns a substantial catalog of copyrights on characters from both the Junior Elf books as well as additional iterations of those characters developed by the issuer themselves. The total copyrights in the company’s portfolio stands at 435.

USA Copyrights

IP NAME	REG#
1001 Arabian Nights	VA 2-030-144
2008 Toon Characters	Vau 983-518
Abe the Auto	VA 2-046-646
Aladdin	VA 2-039-506
Alice In Wonderland style guide	Vau 001027714
American Rebel Toons Catalogue	VA 1-398-871
Blackbeard	VA 2-030-342
Blackbeard the Pirate	VA 2-030-318
Blue Bolt	VA 1-888-958
Bounce the Jeep	VA 1-888-956
Buddy the Little Taxi	VA 1-888-954
Captain Hook the Pirate	VA 2-029-865
Captain Hook	VA 2-030-350
Cars Deck	VA 2-005-396
Cars	VA 2-029-855
Cinderella	Vau 972-884
Dinoworld Deck	VA# PENDING
Dinosaurs of the Jurassic Period	Vau 1-358359
Dracula	VA 2-046-601
Fairy Tale Academy	TX 7-412-761
Fairy Tale Academy School of Performing Arts	VA 1-780-657
Fairy Tale Academy School of Performing Arts	VA 1-780-290
Fairytale Princess Green	Vau 1-023-021
Fairytale Princess logo	VA PENDING
Fairy Tale Rising Book One:Once Upoon a Zombie	VA 1-799-505

2

Famous Pirates of the World	VA 2-030-343
Final 2016 Princess Style Guide	VA 2-030-081
Frankenstein	VA 2-046-605
FTH Where Dreams Begin	VA 1-866-658
FTH Where Dreams Begin logo	VA 1-860-985
FTH Where Magic Happens	VA 1-872-002
Goldilocks	VA 2-046-656
Green Fairy Tales;Green Toons;Green Tales;Fairytale Green	Vau 1-017-084
Green Princess	Vau 1-023-021
Ice Princess Collection Snowqueen Hans Christian Andersen The Toon Studio	Vau 1-206-633
Itty Bitty Princess logo	VA 2-140-343
Itty Bitty The Little Mermaid	VA 2-169-698
Itty Bitty Cinderella	VA 2-169-696
Itty Bitty Snow White	VA 2-180-110
Itty Bitty Sleeping Beauty	VA 2-188-261
Itty Bitty Rapunzel	VA Pending
Itty Bitty Tinker Bell	VA Pending
Itty Bitty Belle	VA 2-169-695
J.M. Barries Peter Pan-A Junior Elf Book	Txu 2-275-839
Junior Elf Book-The Little Mermaid	Txu 2-275-687
Junior Elf Anime Characters Deck
Junior Elf Fairytale Princess	VA 1-761-304
Lazy Automobile	VA 2-046-653
Little Fire Engine	VA 2-046-648
Little Mermaid	VA 2-046-668
Little Red Riding Hood	VA 2-046-643
Long John Silver the Pirate	VA 2-030-357
Long John Silver	VA 2-030-356
Mad Hatter	VA 2-046-630
New Wizard of Oz	VA 2-046-602
Orange Flame	VA 1-888-947
Original Cars Junior Elf Auto Club	Vau 1-026-786
Original Monsters Toon Studio	VA 2-057-178
Peter Pan	VA 2-030-139
Peter Rabbit	VA 2-005-402
Pinkerbell	VA 1-419-891
PINOCCHIO STYLE GUIDE	Vau 1-257-839
Pixie Chicks	VAu001021468
Pocahontas Toon Studio	VA 2-046-625
Pocahontas Toon Studio	VA 2-046-661
Pop Art Deck 2016	VA 2-046-687

3

Pop Art Hero Deck 2016	VA 2-046-686
Preschool Princess	VA 2-046-632
Props the Runaway Plane	VA 1-888-953
Puss & Boots	VA 2-046-681
Rapunzel	VA 1-874-875
Rebel Toons	Vau 1-001-136
Rebel Toons	Vau 972-125
Rebel Toons 2016	VA 2-057-094
Rebel Toons Catalogue Archive #2	Vau 748-350
Rebel Toons Catalogue Archive #4	Vau 753-929
Rebel Toons Catalogue Archive #5	Vau 953-868
Rebel Toons Catalogue Archive#3	Vau 749-005
Rebel Toons Catalogue of Characters	Vau 1-001-136
Rebel Toons Style Guide 2008	VA 1-669-595
Red Rocketor	VA-1-888-944
Robo Tinker Bell	VA 2-355-378
Robo Cinderella	VA 2-355-358
Robo Rapunzel	VA 2-355-359
Robo Sleeping Beauty	Serial # 98522681
Robo Snow Queen	VA 2-355-360
Robo Pinocchio	VA 2-355-361
Robo Snow White	VA 2-355-362
Robo Little Mermaid	VA 2-355-366
Robo Belle	VA 2-355-365
Robo Peter Pan	VA 2-355-379
Rudyard Kipling’s the Jungle book A Junior Elf Classic Book	Vau 1-257-841
Sleeping Beauty	Vau 969-061
Snow Queen Deck	VA 2-005-399
Snow White	Vau 969-072
Teen Alice	VA 1-872-003
Teen Belle	VA 1-872-007
Teen Cinderella	VA 1-872-009
Teen Little Mermaid	VA 1-872-001
Teen Peter Pan	VA 2-046-638
Teen Pinocchio	Vau 1-205-705
Teen Prince Charming	Vau 1-205-710
Teen Rapunzel	VA 1-872-013
Teen Sleeping Beauty	VA 1-872-010
Teen Snow White	VA 1-872-012
Teen Snow White	VA 1-874-877
Teen Tinker Bell	VA 1-872-048
Teen Wicked Witch	VA 1-872-005

4

Teenage Princess	VA 2-046-669
Teeny Toon Studio Royal Princesses	VA 2-046-628
Tenika The Princess and the Pea	VA 2-046-666
The Adventures of Pan in Neverland	VA 2-029-869
The Pixie Chicks;Sugar Plum Fairy, Tinkerbell, Tooth Fairy	Vau 1-026-798
Toddler Princess	Vau 1-310-174
The Jungle King Cub	Vau 1-347-522
The Jungle King	Vau 1-347-520
The Toon Studio Fairytale Princess	VA 2-046-670
The Toon Studio Fairytale Princess logo	VA 2-139-327
The Toon Studio Beauty & the Beast deck	VA 2-097-856
The Toon Studio of Beverly Hills	Vau 1-001-137
The Toon Studio Original Fairies	Vau 1-026-775
The Toon Studio Rapunzel -A Junior Elf Book
Toon Studio’s Goldilocks	VA 2-046-656
The Tooth Fairy	VA 1-657-657
Tinker Bell in Pink	Vau 976-652
Toon Idol	Vau 752-871
Toon Studio Research and Development	Vau 1-446-200
Toon Studio of Beverly Hills 2008 Style Guide	VA 1-623-216
Toon Studio of Beverly Hills Catalogue Arch#1	Vau 953-876
Toon Studio of Beverly Hills Tinker Bell	Vau 972-883
Toon Studio’s Famous Pirates of the World	VA 2-030-343
Toon Studio of Original Fairies Sugar Plum Fairy	VA 1-657-656
Toon Studio-Junior Elf Arch#1	Vau 959-640
Volksy	VA 1-888-957
Volksy#2	VA 1-888-960
Werewolf	VA 2-046-608
Wonderful Wizard of OZ	Vau 1-257-840
Dia de Muertos Sleeping Beauty Day of the Dead	Vau 1-383-608
Dia de Meurtos Snow White Day of the Dead	Vau 1-383-608
Dia de Muertos Cinderella Day of the Dead	Vau 1-383-608
Toon Studio Fairy Tale Princess Original	03-2014-061912315200-01
The Toon Studio Princess Original	03-2013-090512504000-01
Original Cars Junior Elf Auto Club	03-2013-090512483200-01
Curvy Princess	Vau 1-430-888
Curvy Snow White	VAu 1-437-869
Curvy Cinderella	VAu 1-437-873
Curvy Sleeping Beauty	VAu 1-437-871
Crypto Princess	VA Pending
Crypto Sleeping Beauty	VAu 1-437-929
Crypto Snow White	VA Pending

5

Crypto Cinderella	VA Pending
Cyber Cinderella	VA 2-289-664
Cyber Sleeping Beauty	VA 2-289-657
Cyber Snow White	VA 2-289-666
Pixel Princess	Vau 1-437-692
Black Tooth Fairy	VAu 1-437-841
Black Sugar Plum	VAu 1-437-827
Black Tinker Bell	VAu 1-437-796
Black Sleeping Beauty	VAu 1-437-792
Black Cinderella	VAu 1-437-790
Black Snow White	VAu 1-437-789
Vampire Sleeping Beauty	Vau 1-444-089
Vampire Cinderella	Vau 1-444-091
Vampire Snow White	Vau 1-443-992
Christmas Sleeping Beauty	Vau 1-444-935
Christmas Cinderella	Vau 1-443-988
Christmas Snow white	Vau 1-443-989
Robot Little Mermaid	VAu 1-437-712
Robot Peter Pan	VAu 1-437-703
Robot Sleeping Beauty	VAu 1-437-699
Robot Cinderella	VAu 1-437-697
Robot Snow White	VAu 1-437-694
Pixel Cinderella	Vau 1-437-692
Pixel Sleeping Beauty	Vau 1-439-267
Pixel Snow White	Vau 1-439-274
Once Upon a Zombie	VA 1-817-012
Once Upon a Zombie Catalogue	VA 1-801-847
Once Upon a Zombie tm	VA 1-841-545
Once Upon a Zombie Princess tm	VA 1-907-518
Big Bad Zombie Wolf	Vau 1-214-399
ONCE UPON A ZOMBIE BOOK ONE: THE COLOR OF FEAR
ONCE UPON A ZOMBIE BOOK TWO: THE LORD OF THE CURTAIN
Z Machines Zombie Cars	VA 1-860-984
Zombie Alice	VA 1-908-208
Zombie Aladdin	VA 1-874-883
Zombie Belle	VA 1-908-212
Zombie Cars Character Art	VA 2-005-401
Zombie Cinderella	VA 1-908-206
Zombie Hansel & Gretel	VA 1-874-651
Zombie Little Mermaid	VA 1-907-527
Zombie Little Red Riding Hood	VA 1-874-874
Zombie Peter Pan	VA 1-907-526

6

Zombie Pocahontas	VA 1-907-525
Zombie Rapunzel	VA 1-907-520
Zombie sleeping Beauty	VA 1-908-211
Zombie Snow White	VA 1-907-523
Snow White Zombie	Vau 1-105-730
Zombie Tinker Bell	VA 1-907-529
Zombie Tinker Bell	VA 1-874-880

Literary Copyrights

Title	Copyright Date	Registration Number	Renewal Registration Number	Renewal Date	Copyright Expiration Year
Cinderella	10/15/1956	A00000259099	RE0000221527	Renewed in 1984	2051
Alice In Wonderland	1/15/1951	A0000053224	RE0000029510	Renewed in 1979	2046
Sleeping Beauty	7/21/1959	A00000405163	RE0000361385	Renewed in 1987	2054
Snow White and the Seven Dwarfs	12/28/1959	A00000428308	RE0000360553	Renewed in 1987	2054
Snow White and Rose-Red	2/15/1968	A972963	A972963	Autorenewed by U.S. Copyright Office	2062
Mary Had a Little Lamb	6/10/1955	A00000190582	RE0000178418	Renewed in 1983	2050
Hiawatha	8/29/1950	A0000048103	RE0000001941	Renewed in 1978	2045
The Freight Train	7/5/1956	A00000245823	RE0000221512	Renewed in 1984	2051
Little Red Riding Hood	1/15/1951	A00000053227	RE0000029513	Renewed in 1979	2046

7

Noah’s Ark	5/23/1952	A00000067564	RE0000074068	Renewed in 1980	2047
Pochahontas	5/10/1957	A00000285524	RE0000261330	Renewed in 1985	2052
Puss In Boots	6/10/1955	A00000197931	RE0000178423	Renewed in 1983	2050
Rumpelstiltskin	10/14/1959	A00000413714	RE0000360550	Renewed in 1987	2054
The Three Bears Visit Goldilocks	1/23/1951	A00000053229	RE0000029515	Renewed in 1979	2046
The Ugly Duckling	9/25/1959	A00000411322	RE0000360548	Renewed in 1987	2054
Humpty Dumpty and Other Mother Goose Rhymes	6/25/1952	A00000068500	RE0000074064	Renewed in 1980	2047
Jack and the Beanstalk	6/22/1951	A0000057184	RE000032708	Renewed in 1979	2046
Jack and the Beanstalk	7/1/1969	A91838	A91838	Autorenewed by U.S. Copyright Office	2064
Peter Rabbit	12/18/1953	A00000118602	RE0000104921	Renewed in 1981	2048
The Sleeping Beauty	12/26/1951	A00000062935	RE0000032720	Renewed in 1979	2046
The Gingerbread Man	5/17/1954	A00000140649	RE0000144143	Renewed in 1982	2049
Aesop’s Fables	10/9/1952	A00000071203	RE0000074074	Renewed in 1980	2047

8

Alphabet Walks	1973	A531847	A531847	Autorenewed by U.S. Copyright Office	2068
AMOS Learns to Talk: The Story of a Little Duck	1/23/1951	A00000053228	RE0000029514	Renewed in 1979	2046
Animal ABC Book	1/3/1964	A832900	A832900	Autorenewed by U.S. Copyright Office	2059
The Animal Show*					2060
Baby Sister*					2059
Bedtime Stories	4/18/1955	A00000183767	RE0000178415	Renewed in 1983	2050
Billy Whisker’s Twins	5/16/1956	A00000237678	RE0000221500	Renewed in 1984	2051
Billy’s Treasure	7/1/1972	A375778	A375778	Autorenewed by U.S. Copyright Office	2067
Bronto the Dinosaur*					2062
Building a Skyscraper	1974	A531848	A531848	Autorenewed by U.S. Copyright Office	2068
The Bunny Twins*					2059
The Busy Ants	1974	A531846	A531846	Autorenewed by U.S. Copyright Office	2068
The Busy Book	5/28/1952	A00000067565	RE0000074067	Renewed in 1980	2047

9

The Busy Bulldozer	6/23/1952	A00000068502	RE0000074063	Renewed in 1980	2047
The Cap That Mother Made	2/15/1968	A972966	A972966	Autorenewed by U.S. Copyright Office	2062
Chatterduck	2/15/1968	A972965	A972965	Autorenewed by U.S. Copyright Office	2062
Chester the Little Pony	7/13/1951	A00000057639	RE0000032713	Renewed in 1979	2046
The Children That Lived in A Shoe	7/13/1951	A00000057640	RE0000032714	Renewed in 1979	2046
Choo-Choo the Little Switch Engine	10/14/1954	A00000157506	RE0000144141	Renewed in 1982	2049
Copy-Kitten	7/15/1957	A00000308367	RE0000266774	Renewed in 1985	2052
Cowboy Eddie	6/20/1950	A00000045130	RE0000002792	Renewed in 1978	2045
Cowboys	2/10/1958	A324052	A324052	Autorenewed by U.S. Copyright Office	2053
Crosspatch	2/18/1964	A852071	A852071	Autorenewed by U.S. Copyright Office	2059
Crybaby Calf	4/3/1957	A00000282940	RE0000266760	Renewed in 1985	2052
Davy’s Little Horse	6/21/1956	A00000241843	RE0000221501	Renewed in 1984	2051
Early One Morning*					2058

10

The Elves and The Shoemaker	6/12/1959	A00000394424	RE0000360541	Renewed in 1987	2054
The Emperor’s New Clothes	11/1/1968	A42778	A42778	Autorenewed by U.S. Copyright Office	2063
Farm Animals	4/2/1957	A00000284141	RE0000266759	Renewed in 1985	2052
Farm Babies	6/26/1956	A00000244728	RE0000221509	Renewed in 1984	2051
A Farm For Andy	7/20/1951	A00000057638	RE0000032712	Renewed in 1979	2046
The Farmer in the Dell	2/15/1968	A972964	A972964	Autorenewed by U.S. Copyright Office	2062
Freddie’s Private Cloud	8/1/1971	A308771	A308771	Autorenewed by U.S. Copyright Office	2066
From Tadpoles to Frogs	1974	A531844	A531844	Autorenewed by U.S. Copyright Office	2068
Funland Party	7/13/1953	A00000100102	RE0000104914	Renewed in 1981	2048
Fussbunny	11/28/1955	A00000213103	RE0000178427	Renewed in 1983	2050
A Garden is Good	9/23/1963	A852073	A852073	Autorenewed by U.S. Copyright Office	2058
Happy Holidays	11/30/1953	A00000116385	RE0000104920	Renewed in 1981	2048

11

Hey Diddle, Diddle and Other Nonsense Rhymes	6/21/1956	A00000241844	RE0000221502	Renewed in 1984	2051
Hide-Away Puppy	12/15/1952	A00000073781	RE0000074069	Renewed in 1980	2047
Homes in the City	1974	A531845	A531845	Autorenewed by U.S. Copyright Office	2068
The Honeybee	7/1/1972	A375779	A375779	Autorenewed by U.S. Copyright Office	2067
Hopaway Joey*					2062
Jeepers the Little Frog*					2060
Jo Jo	12/29/1964	A852072	A852072	Autorenewed by U.S. Copyright Office	2059
Johnny and the Birds	6/20/1950	A00000045129	RE0000002791	Renewed in 1978	2045
Johnny the Fireman	4/30/1954	A00000138020	RE0000144147	Renewed in 1982	2049
Larry the Canary	8/3/1959	A00000405159	RE0000360606	Renewed in 1987	2054
Let’s Grow Things*					2062
The Lion and the Mouse	11/1/1968	A42777	A42777	Autorenewed by U.S. Copyright Office	2063
Little Cub Scout	12/29/1961	A851(illegible)	A851(illegible)	Autorenewed by U.S. Copyright Office	2059

12

Little Friends: Kittens, Puppies, Bunnies	12/26/1951	A00000062937	RE0000034403	Renewed in 1979	2046
Little Lost Kitten: Story of Williamsburg	7/2/1956	A00000243985	RE0000221506	Renewed in 1984	2051
The Little Mailman of Bayberry Lane	6/6/1952	A00000067956	RE0000074066	Renewed in 1980	2047
Little Majorette	6/15/1959	A00000399962	RE0000360546	Renewed in 1987	2054
Little Miss Muffet and Other Nursery Rhymes	12/10/1956	A00000263179	RE0000221528	Renewed in 1984	2051
Little Skater	12/7/1959	A00000421196	RE0000360618	Renewed in 1987	2054
Look For a Rainbow	6/1/1972	A375780	A375780	Autorenewed by U.S. Copyright Office	2067
Looking In and Other Poems	11/1/1968	A42773	A42773	Autorenewed by U.S. Copyright Office	2063
Lucinda the Little Donkey	12/15/1952	A00000073782	RE0000074073	Renewed in 1980	2047
Misty the Wonder Pony	6/26/1956	A00000244729	RE0000207325	Renewed in 1984	2051
Mommy Cat and Her Kittens	7/24/1959	A00000441638	RE0000360620	Renewed in 1987	2054

13

Mr. Bear’s House	6/3/1957	JP0000005406	RE0000260928	Renewed in 1985	2052
Muggins Becomes a Hero	10/10/1965	A846896	A846896	Autorenewed by U.S. Copyright Office	2060
Muggins’ Big Balloon	29-Dec	A852142	A852142	Autorenewed by U.S. Copyright Office	2059
Muggins Mouse	4/21/1964	A846897	A846897	Autorenewed by U.S. Copyright Office	2059
Muggins Takes Off	12/29/1964	A852144	A852144	Autorenewed by U.S. Copyright Office	2059
My Happy Day: A Word Book	7/24/1951	A00000057636	RE0000034402	Renewed in 1979	2046
Nancy Plays Nurse	8/6/1965	A846226	A846226	Autorenewed by U.S. Copyright Office	2060
Number 9 the Little Fire Engine	8/29/1950	A00000048102	RE0000001940	Renewed in 1978	2045
The Old Woman and Her Pig	10/9/1952	A00000071202	RE0000074075	Renewed in 1980	2047
Our Animal Friends	10/15/1956	A00000259097	RE0000221525	Renewed in 1984	2051
Our Auto Trip	6/16/1952	A00000067957	RE0000074065	Renewed in 1980	2047
Outdoor Fun	7/23/1953	A00000100447	RE0000104916	Renewed in 1981	2048

14

Parakeet Peter	3/31/1954	A00000132949	RE0000144149	Renewed in 1982	2049
Peaky Beaky*					2062
People Who Work at Night	1974	A531838	A531838	Autorenewed by U.S. Copyright Office	2068
Pets	3/31/1954	A00000132948	RE0000144150	Renewed in 1982	2049
Pillowtime Tales	10/15/1956	A00000239098	RE0000221526	Renewed in 1984	2051
Plump Pig	7/2/1956	A00000243987	RE0000221507	Renewed in 1984	2051
Pocahontas - A Little Indian Girl of Jamestown	5/10/1957	A00000285524	RE0000261330	Renewed in 1985	2052
Pokey Bear	4/16/1965	A852070	A852070	Autorenewed by U.S. Copyright Office	2060
The Pony Twins	2/18/1964	A852075	A852075	Autorenewed by U.S. Copyright Office	2059
Popcorn Party	1/20/1953	A00000079519	RE0000082086	Renewed in 1980	2047
Prayers and Graces For A Small Child	4/18/1955	A00000183768	RE0000178416	Renewed in 1983	2050
A Present For the Princess	5/4/1959	A00000389607	RE0000360582	Renewed in 1987	2054

15

Princess and the Pea	12/29/1965	A854471	A854471	Autorenewed by U.S. Copyright Office	2060
Pudgy the Little Bear	7/15/1948	A24131	A24131	Autorenewed by U.S. Copyright Office	2059
Puppies to Love	8/1/1971	A308770	A308770	Autorenewed by U.S. Copyright Office	2066
Read Me Some Poems	11/1/1968	A42774	A42774	Autorenewed by U.S. Copyright Office	2063
A Rocket For A Cow*					2060
Santa’s Rocket Sleigh	5/22/1957	A00000288597	RE0000266764	Renewed in 1985	2052
The Seven Wonderful Cats	8/22/1956	A00000250650	RE0000221514	Renewed in 1984	2051
The Smart Little Mouse	8/29/1950	A00000048104	RE0000002800	Renewed in 1978	2045
Sparky the Fire Dog	12/9/1954	A00000164876	RE0000144138	Renewed in 1982	2049
Stories of the Christ Child	7/23/1953	A00000100446	RE0000111702	Renewed in 1981	2048
The Story of David*					2060
The Story of Joseph	8/4/1965	A852078	A852078	Autorenewed by U.S. Copyright Office	2060
Surprise!	12/10/1956	A00000263454	RE0000221529	Renewed in 1984	2051

16

The Teddy Bear Twins	4/16/1965	A846219	A846219	Autorenewed by U.S. Copyright Office	2060
Teddy the Terrier	8/22/1956	A00000250649	RE0000221513	Renewed in 1984	2051
The Ten Commandments for Children	6/26/1956	A00000244730	RE0000221511	Renewed in 1984	2051
Three Little Bunnies	8/29/1950	A00000048101	RE0000002799	Renewed in 1978	2045
Three Little Puppies	2/7/1951	A00000053338	RE0000029516	Renewed in 1979	2046
Time For Everything	6/1/1972	A375781	A375781	Autorenewed by U.S. Copyright Office	2065
Timothy Tiger	8/3/1959	A00000405160	RE0000360607	Renewed in 1987	2054
A Trip in Space	11/1/1968	A42776	A42776	Autorenewed by U.S. Copyright Office	2063
Tubby Turtle	8/3/1959	A00000405161	RE0000360608	Renewed in 1987	2054
Turtles Turn Up on Tuesday	6/1/1972	A375782	A375782	Autorenewed by U.S. Copyright Office	2065
The Twenty-Third Psalm	9/28/1964	A852145	A852145	Autorenewed by U.S. Copyright Office	2059
Volksy the Little Yellow Car	1/13/1965	A840989	A840989	Autorenewed by U.S. Copyright Office	2060

17

When God Imagined A World	9/28/1964	A840990	A840990	Autorenewed by U.S. Copyright Office	2059
Who Wants a Pop Can Park?	1/1/1972	A575777	A575777	Autorenewed by U.S. Copyright Office	2067
Wild Animals	12/26/1951	A00000064874	RE0000032723	Renewed in 1979	2047
Alexander Kitten	1/2/1959	A00000372038	RE0000360580	Renewed in 1987	2054
All Around the City	4/1/1968	A985030	A985030	Autorenewed by U.S. Copyright Office	2062
The Animal Fair	3/23/1964	A843269	A843269	Autorenewed by U.S. Copyright Office	2059
Animal Mysteries	7/1/1971	A263026	A263026	Autorenewed by U.S. Copyright Office	2066
The Animals at the Seashore*					2061
Animals Talk to Me*					2061
The Animals Bus Ride	9/8/1965	A843267	A843267	Autorenewed by U.S. Copyright Office	2060
The Animals Tea Party	4/16/1965	A843266	A843266	Autorenewed by U.S. Copyright Office	2060
The Animals Train Ride	12/18/1953	A00000118604	RE0000104923	Renewed in 1981	2048

18

The Baby Animal Zoo	7/1/1971	A263025	A263025	Autorenewed by U.S. Copyright Office	2066
Baby’s Own Mother Goose	7/1/1969	A91834	A91834	Autorenewed by U.S. Copyright Office	2064
Backyard Circus	2/1/1968	A968226	A968226	Autorenewed by U.S. Copyright Office	2062
The Bears’ Picnic	5/17/1954	A00000140647	RE0000144145	Renewed in 1982	2049
Benjie Engie	8/21/1950	A00000047288	RE0000002794	Renewed in 1978	2045
Beth’s Happy Day*					2061
The Big Red Apple	7/1/1969	A91829	A91829	Autorenewed by U.S. Copyright Office	2063
Bobby’s Magic Blanket	1974	A531842	A531842	Autorenewed by U.S. Copyright Office	2068
Captain Kitty	6/16/1951	A00000057183	RE0000032707	Renewed in 1979	2046
Davy Deer’s New Red Scarf*					2061
The Disposal Truck	7/1/1969	A91833	A91833	Autorenewed by U.S. Copyright Office	2064
Dolls From Many Lands	7/1/1975	A690299	A690299	Autorenewed by U.S. Copyright Office	2070

19

The Elves and the Shoemaker*					2061
Farm Animals*					2061
Farm Pets	5/17/1954	A00000140648	RE0000144144	Renewed in 1982	2049
Feathered Friends	7/15/1957	A00000308365	RE0000266773	Renewed in 1985	2052
Feeding Time at the Zoo	7/1/1971	A263021	A263021	Autorenewed by U.S. Copyright Office	2066
Fire Fighters	7/1/1971	A262822	A262822	Autorenewed by U.S. Copyright Office	2066
Fireman Joe	6/15/1959	A00000395628	RE0000360585	Renewed in 1987	2054
Five Beds For Bitsy	1/15/1951	A00000053226	RE0000029512	Renewed in 1979	2046
The Flying Sandbox	12/29/1952	A00000097367	RE0000074072	Renewed in 1980	2047
The Giant’s Shoe	2/1/1968	A968225	A968225	Autorenewed by U.S. Copyright Office	2062
Hickory Dickory Dock	3/24/1964	A843270	A843270	Autorenewed by U.S. Copyright Office	2059
Hide-Away Animals	7/15/1957	A00000308364	RE0000266772	Renewed in 1985	2052
Hoppity Skip	7/1/1971	A262824	A262824	Autorenewed by U.S. Copyright Office	2066

20

How Chicks are Born	4/1/1968	A985029	A985029	Autorenewed by U.S. Copyright Office	2062
How Seeds Travel*					2071
Humpty Dumpty and Other Mother Goose Rhymes	6/25/1952	A00000068500	RE0000074064	Renewed in 1980	2047
I Like	9/1/1965	A851700	A851700	Autorenewed by U.S. Copyright Office	2060
I Once Knew*					2062
Jack and the Beanstalk	6/22/1951	A00000057184	RE0000032708	Renewed in 1979	2046
Jack Sprat					2063
Johnny’s Secret		A690288	A690288	Autorenewed by U.S. Copyright Office	2070
Kittens	7/23/1953	A00000100443	RE0000105638	Renewed in 1981	2048
Let’s Find Koala Bears	7/1/1969	A91832	A91832	Autorenewed by U.S. Copyright Office	2064
Let’s Read About Rocks	7/1/1969	A91837	A91837	Autorenewed by U.S. Copyright Office	2064
Little Bird	5/26/1964	A851703	A851703	Autorenewed by U.S. Copyright Office	2059

21

Little Bo-Peep	8/11/1966	A864433	A864433	Autorenewed by U.S. Copyright Office	2061
Little Boy Blue’s Horn	4/26/1965	A851705	A851705	Autorenewed by U.S. Copyright Office	2060
Little Donkey	5/26/1964	A851708	A851708	Autorenewed by U.S. Copyright Office	2059
Little Elephant	6/15/1959	A00000395629	RE0000360605	Renewed in 1987	2054
Little Lamb’s Hat	12/29/1952	A00000097368	RE0000074071	Renewed in 1980	2047
The Little Red Boot*					2061
Little Toy Train	9/2/1965	A851710	A851710	Autorenewed by U.S. Copyright Office	2060
Look! A Parade*					2061
The Magician’s Counting Book	1974	A531837	A531837	Autorenewed by U.S. Copyright Office	2068
Mailman Mike	1/2/1959	A00000372039	RE0000360581	Renewed in 1987	2054
Me Myself and God*					2060
A Moth is Born	4/1/1968	A985036	A985036	Autorenewed by U.S. Copyright Office	2062
Mr. Flopears	7/1/1969	A91840	A91840	Autorenewed by U.S. Copyright Office	2064

22

The Mulberry Bush	7/1/1969	A91831	A91831	Autorenewed by U.S. Copyright Office	2064
My Birthday Book*					2062
My Cowboy Book	4/1/1968	A985032	A985032	Autorenewed by U.S. Copyright Office	2062
My First Picture Book of Christmas Carols*					2074
My Indian Book	7/1/1969	A91830	A91830	Autorenewed by U.S. Copyright Office	2063
My Magic Telephone	(illegible)	A690292	A690292	Autorenewed by U.S. Copyright Office	2070
My Oak Tree	1974	A531839	A531839	Autorenewed by U.S. Copyright Office	2068
Nubbins and the Tractor	12/26/1951	A00000062936	RE0000032721	Renewed in 1979	2046
Peek-A-Boo and Other Games for Toddlers	5/4/1965	A851709	A851709	Autorenewed by U.S. Copyright Office	2060
The Pet Parade	7/1/1969	A91839	A91839	Autorenewed by U.S. Copyright Office	2064
Peter and His Prayers	6/30/1966	A852074	A852074	Autorenewed by U.S. Copyright Office	2061

23

A Picnic in the Park	1974	A531840	A531840	Autorenewed by U.S. Copyright Office	2068
Pillowtime Tales	10/15/1956	A00000259098	RE0000221526	Renewed in 1984	2051
Raggedy Goat and Other Verses	4/1/1968	A985034	A985034	Autorenewed by U.S. Copyright Office	2062
Road Builders*					2071
Seashells For Katy and Andy	1974	A531841	A531841	Autorenewed by U.S. Copyright Office	2068
The Sleeping Tree Mystery	(illegible)	A690291	A690291	Autorenewed by U.S. Copyright Office	2070
The Sparrows’ Nest	7/1/1969	A91835	A91835	Autorenewed by U.S. Copyright Office	2064
The Story of Old King Cole	7/1/1975	A4690291	A4690291	Autorenewed by U.S. Copyright Office	2070
Teeny Teeny Tiny Giraffe	(illegible)	A690290	A690290	Autorenewed by U.S. Copyright Office	2070
A Thousand Candy Santas*					2072
Tie My Shoe	4/7/1964	A833279	A833279	Autorenewed by U.S. Copyright Office	2059
Time for a Rhyme*					2061

24

Timmy Mouse	6/22/1951	A00000057186	RE0000032710	Renewed in 1979	2046
Tommy’s Tooth	4/1/1968	A985031	A985031	Autorenewed by U.S. Copyright Office	2062
The Town Mouse and the Country Mouse	1974	A531838	A531838	Autorenewed by U.S. Copyright Office	2068
The Treasure Trunk	4/1/1968	A985033	A985033	Autorenewed by U.S. Copyright Office	2062
A Walk in the Zoo	7/1/1971	A263023	A263023	Autorenewed by U.S. Copyright Office	2066
A Walk with Grandpa	2/1/1968	A968227	A968227	Autorenewed by U.S. Copyright Office	2062
What Are Daisies For?	7/1/1975	A690295	A690295	Autorenewed by U.S. Copyright Office	2070
What Can I Do?	4/10/1961	A495739	A495739	Autorenewed by U.S. Copyright Office	2066
What’s in the Bakery Truck	4/1/1968	A985035	A985035	Autorenewed by U.S. Copyright Office	2062
Buddy the Little Taxi	09.17.2021	TX 9-015-623		Active	Life of Author + 70 years
The Pixie Chicks: Sugar Plum Fairy, Tinker Bell, The Tooth Fairy	09.17.2021	TX 9-036-413		Active	Life of Author + 70 years

25

The Jungle Book	09.17.2021	TX 9-015-608	Active	Life of Author + 70 years
Beauty and the Beast	09.17.2021	TX 9-015-605	Active	Life of Author + 70 years
Snow Queen: A Tale of Ice and Snow	09.17.2021	TX 9-015-600	Active	Life of Author + 70 years
The Snow Maiden	09.17.2021	TX 9-015-594	Active	Life of Author + 70 years
Rapunzel	8/28/2021	TXu002275811	Active	Life of Author + 70 years
The Little Mermaid	8/22/2021	Txu002275687	Active	Life of Author + 70 years
Snow Queen	09.17.2021	TX 9-015-589	Active	Life of Author + 70 years

Registered Trademarks

The company has 150 trademarks in its library, with 120 registered and 30 pending approval from the USPTO.

Serial Number	Registration Number	Word Mark	Country

BRAND: ONCE UPON A ZOMBIE

86773329	5200789	ZOMBIE SNOW QUEEN	USA

86615107	5125073	ZOMBIE PRINCE CHARMING	USA

86564392	5091935	ZOMBIE PINOCCHIO	USA

86483048	4906077	HAUNTINGLY BEAUTIFUL	USA

26

86623018	5209891	ZOMBIE TINKER BELL	USA

86382352	4727063	ONCE UPON A ZOMBIE	USA

90802145	6686744	ONCE UPON A ZOMBIE	USA

85978984	4403514	ONCE UPON A ZOMBIE	USA

86256629	4634365	ZOMBIE PRINCESS	USA

85723001	4956152	ZOMBIE ALICE	USA

85706113	4822434	ZOMBIE CINDERELLA	USA

85706110	4822433	ZOMBIE SNOW WHITE	USA

86533016	5,209,891	ZOMBIE TINKER BELL	USA

85706104	4752257	ZOMBIE SLEEPING BEAUTY	USA

85723011	4552398	ZOMBIE PRINCESS	USA

85723009	4463715	ZOMBIE LITTLE MERMAID	USA

85723007	4475860	ZOMBIE BELLE	USA

85722997	5027339	ZOMBIE RAPUNZEL	USA

88097813	5721397	ZOMBIE PETER PAN	USA

97205968		ZOMBIE WINNIE THE POOH	USA

	1170172	ONCE UPON A ZOMBIE	EUROPE

	1194946	ZOMBIE PRINCESS	EUROPE

27

	1194947	ONCE UPON A ZOMBIE	RUSSIA

	1227371	ZOMBIE CINDERELLA	EUROPE

	1227372	ZOMBIE SNOW WHITE	EUROPE

	1194946	ZOMBIE PRINCESS	EUROPE

	1227373	ZOMBIE SLEEPING BEAUTY	EUROPE

	1453966	PRINCESAS ZOMBIE WORD MARK	MEXICO

	1453162	ONCE UPON A ZOMBIE WORD	MEXICO

	1686778	ONCE UPON A ZOMBIE	MEXICO

	1702553	ONCE UPON A ZOMBIE & DESIGN	MEXICO

906570620		ONCE UPON A ZOMBIE WORD	BRAZIL

906570662		ONCE UPON A ZOMBIE WORD	BRAZIL

905570743		ONCE UPON A ZOMBIE WORD	BRAZIL

906570522		ONCE UPON A ZOMBIE	BRAZIL

BRAND: TEENAGE PRINCESS

BRAND: FAIRY TALE HIGH

28

86564390	5,120,074	TEEN PRINCE CHARMING	USA

86533027	4989621	TEEN CINDERELLA	USA

86533022	4989620	TEEN SNOW WHITE	USA

86564389	5,166,959	TEEN PINOCCHIO	USA

86533005	4989619	TEEN SLEEPING BEAUTY	USA

86532994	5115108	TEEN PETER PAN	USA

87295587	5,265,227	TEEN POCAHONTAS	USA

85846823	4745896	TEEN RAPUNZEL	USA

85691066	4268360	TEEN SNOW	USA

85690747	4268359	TEEN BEAUTY	USA

85690744	4298259	TEEN CINDY	USA

85918615	4461610	TEEN WICKED WITCH	USA

85846819	4392310	TEEN BELLE	USA

85831049	4395776	TEEN ALICE	USA

87353364	5290599	TEENY TOON STUDIO ROYAL PRINCESS	USA

86377060	4716036	TEENAGE PRINCESS	USA

85541877	4190802	TEENAGE PRINCESS	USA

85507516	4197676	TEENAGE PRINCESS	USA

29

86078938	4633898	TEENAGE PRINCESS	USA

90831698	6693994	TEEN LITTLE MERMAID	USA

86093668	4804650	FAIRY TALE HIGH	USA

86019783	4614901	FAIRY TALE HIGH	USA

85695916	4264759	FAIRY TALE HIGH	USA

	1662003	Fairy Tale High	MEXICO

	1444101	Fairy Tale High logo	MEXICO

	1702552	Fairy Tale High Where Magic Happens & design poses	MEXICO

	1444100	Fairy Tale High Where Magic Happens logo	MEXICO

	223772-01	Fairy Tale High	PANAMA

BRAND: JUNIOR ELF AND TOON STUDIO FAIRY TALE PRINCESS

85824006	4410281	JUNIOR ELF FAIRYTALE PRINCESS	USA

77662670	4056676	JUNIOR ELF FAIRYTALE PRINCESS	USA

87273325		FAIRYTALE PRINCESS LOGO	USA

87273335		FAIRYTALE PRINCESS MASTHEAD	USA

30

90642415	7183537	CINDERELLA PICTURE PLAY RECORDS.PR7B THE RECORD GUILD OF AMERICA INC, NEW YORK 18,N.Y.	USA

	1415522	Junior Elf Fairy Tale Princess	MEXICO

	1662001	Junior Elf Fairy Tale Princess	MEXICO

	903786591	Junior Elf Fairy tale Princess & design	BRAZIL

	202374-01	Junior Elf Fairytale Princess (& Design)	PANAMA

	903787180	The Toon Studio Princess Original & design	BRAZIL

	8906978	Toon Studio Princess Original & logo	CHINA

	1415523	The Toon Studio Fairy Tale Princess&Design	MEXICO

	1702556	The Toon Studio Princess Original & design	MEXICO

	1392992	The Toon Studio Princess Original &design	MEXICO

	1662004	Toon Studio Princess Original	MEXICO

	999996	Toon Studio Fairy Tale Princess	MEXICO

	202376-01	The Toon Studio Princess Original &design	PANAMA

	226571-01	The Toon Studio Princess Original &design	PANAMA

BRAND: JUNIOR ELF ORIGINAL CARS

31

	3801626	ORIGINAL CARS JUNIOR ELF AUTO CLUB	USA

77505846	5,441,070	BUDDY THE LITTLE TAXI TAXI	USA

87176137		JUNIOR ELF ORIGINAL CARS LOGO	USA
97147195	903786729	Original Cars Junior Elf Auto club & design	BRAZIL

	1428408	Original Cars & design	MEXICO

	1389030	Original Cars Junior Elf Auto Club & design	MEXICO

	202378-01	Original Cars Junior Elf Auto Club & design	PANAMA

	226573-01	Original Cars Junior Elf Auto Club & design	PANAMA

BRAND: ZOMBIE CARS

86015984	5,161,351	ZOMBIE CARS	USA

22559196		ZOMBIE CARS	CHINA

BRAND: THE TOON STUDIO OF BEVERLY HILLS

77351843	3471897	THE TOON STUDIO OF BEVERLY HILLS	USA

32

77886261	3824399	THE TOON STUDIO OF BEVERLY HILLS	USA

	903786982	The Toon Studio of Beverly Hills	BRAZIL

	8906977	The Toon Studio of Beverly Hills	CHINA

	1217951	Toon Studio of Beverly Hills	MEXICO

	202373-01	The Toon Studio of Beverly Hills	PANAMA

BRAND: ORIGINAL FAIRIES

77662074	3809067	ORIGINAL FAIRIES	USA

87425218	5,323,851	ORIGINAL FAIRIES	USA

	903787148	Original Fairies & design	BRAZIL

	9192243	Original Fairies & design	CHINA

	21254866	Original Fairies & design	CHINA

	1419092	Original Fairies & design	MEXICO

	202372-01	Original Fairies & design	PANAMA

BRAND: LITTLE MERMAID

33

77645931	3838651	LITTLE MERMAID	USA

BRAND: SNOW QUEEN

86886490	5,079,718	THE SNOW QUEEN	USA

86905361	5,277,265	THE SNOW QUEEN	USA

86597473	5,097,293	THE SNOW QUEEN	USA

86496765	5064887	SNOW MAIDEN	USA

86567841	5,096,203	ICE PRINCESS COLLECTION SNOWQUEEN HANS CHRISTIAN ANDERSEN-THE TOON STUDIO	USA

88468688	5,971,526	ICE PRINCESS COLLECTION SNOWQUEEN HANS CHRISTIAN ANDERSEN-THE TOON STUDIO	USA

	909195978	Snow Queen the Toon Studio	BRAZIL

	909196060	Snow Queen the Toon Studio	BRAZIL

	1702555	Snow Queen & Design	MEXICO

	1662002	The Snow Queen	MEXICO

	239691-01	Snow Queen the Toon Studio	PANAMA

BRAND: PRESCHOOL PRINCESS

34

86850977	5,147,893	PRE-SCHOOL PRINCESS	USA

BRAND: POP ART PRINCESS

86944569	5,111,319	POP ART PRINCESS	USA

	1702554	Pop Art Princess	MEXICO

BRAND: JUNIOR ELF BOOK

87131288	5,170,391	JUNIOR ELF BOOKS	USA

86247513	4605616	JUNIOR ELF BOOK	USA

87243591	5,228,097	JUNIOR ELF	USA

BRAND: ALADDIN

87173838	5,268,008	1001 ARABIAN NIGHTS	USA
	21254861	The Flying Carpet logo	CHINA

35

BRAND: PIRATES: CAPTAIN HOOK, LONG JOHN SILVER, BLACKBEARD

87179054	5,498,542	FAMOUS PIRATES OF THE WORLD	USA

BRAND: BEAUTY & THE BEAST

87385221	5286334	BEAUTY & THE BEAST	USA

BRAND: PETER PAN

87186250	6,396,790	THE ADVENTURES OF PAN IN NEVERLAND	USA

BRAND: DAY OF THE DEAD PRINCESS

88684476		DIA DE MUERTOS SLEEPING BEAUTY DAY OF THE DEAD	USA

88684470		DIA DE MUERTOS CINDERELLA DAY OF THE DEAD	USA

88684474		DIA DE MUERTOS SNOW WHITE DAY OF THE DEAD	USA

36

97593728		DIA DE MUERTOS PRINCESA	USA

BRAND: DINOSAURS OF THE JURASSIC PERIOD

	21254863	Dinosaurs of the Jurassic Period word mark	CHINA

BRAND: CYBER PRINCESS

97247242		CYBER SNOW WHITE	USA

97247231		CYBER SLEEPING BEAUTY	USA

97247222		CYBER CINDERELLA	USA

97248858		NEVER NEVER LAND, SECOND REALM TO THE RIGHT	USA
97247252		THE ENCHANTED FOREST	USA

97247261		OZ, SOMEWHERE OVER THE RAINBOW	USA

97247315		WONDERLAND, WE’RE ALL MAD HERE	USA

BRAND: ROBOSTARS

98018483		ROBO BELLE	USA

37

98018472	ROBO LITTLE MERMAID	USA

98018465	ROBO SNOW WHITE	USA

98018456	ROBO RAPUNZEL	USA

98018481	ROBO PINOCCHIO	USA

98018476	ROBO SNOW QUEEN	USA

98018467	ROBO CINDERELLA	USA

98018460	ROBO PETER PAN	USA

98018448	ROBO TINKER BELL	USA

98018487	ROBOSTARS	USA

Perks

Tier-Based Perks

Investors in this Offering will have the ability to earn bonus shares of the company’s Class B Common Stock. The percentage of bonus shares available to an investor will change based on how many shares have already been issued through the Offering. The below table indicates the available bonuses percentages for the amount of cumulative shares issued:

Bonus Tier	Time Period	Bonus Shares
Private Live	First one (1) to fourteen (14) days	20%
Bonus Tier 1	First fifteen (15) to twenty-eight (28) days	15%
Bonus Tier 2	First twenty-nine (29) to forty-two (42) days	10%
Bonus Tier 3	First forty-three (43) to fifty-six (56) days	5%

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Notes on Bonus Tiers:

The Private Live bonuses begin on the SEC Accepted Date.

a)	All time periods begin at the conclusion of the previous period and end at 11:59pm eastern time (3:59 am Coordinated Universal Time (“UTC”)). By way of example, “Private Live” begins on the SEC Accepted Date and ends at 11:59pm eastern time fourteen days later.

b)	The Company is not issuing partial shares. Any calculation of bonus shares to be issued, whose product reflects the issuance of a partial share, will be rounded down, to the nearest whole share and issued to the Purchaser at the close of the Offering.

Volume-Based Perks

Investors in this Offering can also earn bonus shares if they invest above a certain dollar amount. The below table indicates the available bonus percentages:

Dollar Amount	Shares	Bonus Shares	Non-Equity Perks
$2,000 or more	1,000 or more	5%
$5,000 or more	2,500 or more	10%
$10,000 or more	5,000 or more	15%
$25,000 or more	12,500 or more	20%	Personalized Animation Message and invitation to an exclusive investor meetings
$100,000 or more	50,000 or more	40%
$250,000 or more	125,000 or more	40%	Executive Producer credit on one Elf Labs Production

Repeat Investor Perks

Investors can also earn 10% bonus shares if they invest multiple times in this Offering.

Webinar Investor Perks

Investors who attend any one of up to five webinars will earn an additional 5% bonus shares. Attending a webinar means spending at least 10 percent of the total time in the webinar, to be considered earning the 5% bonus shares. To find available scheduled webinars that qualify for this please look at the schedule on the landing page elflabs.com, and the schedules will be promoted via email to any investor who provided their name and email as part of the subscription process

Mid-Campaign Time-Based Perks

Investors who complete their investment between the SEC accepted date and August 28th at 11:59 PM PST will earn an additional 5% bonus shares.

Volume-based perks do not stack with time-based perks in this round. If someone invests and is eligible for both a time-based and volume-based perk, they will receive the greater of the two bonuses. The repeat investor perk does stack with both time-based and volume-based perks. The webinar perk does not stack with any of the other perks offered. This makes 50% the highest available bonus % for an investor, which could be earned if an existing investor in the round invests $100,000 or more as their second investment.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

We are expanding into content creation, a field in which we have limited experience

As we look to capitalize on the strength of our characters and develop ourselves as a new brand, we are working to develop content across several media platforms. While we have successfully leveraged our existing copyrights to generate revenue through licensing fees, content creation is a new field for us, and comes with the potential for unforeseen challenges as we work to develop our original series, website, and mobile game applications.

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Our products are in development and have not yet been completed

Our development of new media featuring our characters is currently in development and has not been completed. There is the risk of unforeseen delays to production slowing down our timeline, which can delay our path to profitability. These same risks exist as we work to develop our website and mobile gaming applications as well.

We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

In order to continue to operate and grow the business, we will likely need to raise additional capital beyond this current financing round by offering shares of our Common or Preferred Stock and/or other classes of equity. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

We rely on a small management team to execute our business plan, and may be required to raise additional capital in order to continue to develop our technology and continue to scale our platform.

Our senior management team is currently small and consists of only two members, David and Billy Phillips. CEO David Phillips’s and Chairman Billy Phillips’ experience and connections in the entertainment industry are vital for us to both grow as a company and to raise funds. Without them, we would struggle to navigate the industry and expand our product and licensing library. Additionally, we rely on David and Billy to help raise funds for the Company until we are generating significant revenue to cover our costs and growth plans. As we continue to grow and scale our product, we might be required to raise debt or equity financing in order to develop our platform and effectively scale our product to meet demand.

We are relying on the existing strength of our IP to attract consumers to our products

We are reliant on how much our characters resonate with the global audience. While this is a reasonable assumption, shifts in perceptions of these characters, which is a factor outside of the control of the company, could potentially have a negative impact on the strength and attractiveness of our products and our character library to consumers.

Our failure to attract and retain highly qualified personnel in the future could harm our business.

As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, machine learning experts, project managers, regulatory professionals, sales and marketing professionals, accounting, legal, and finance experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

Risks Related to the Securities in this Offering

There is no current market for any shares of the Company’s stock.

There is no formal marketplace for the resale of any of the Company’s Common Stock. Shares of Common Stock may be traded on the over-the-counter market to the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral. The Company currently has no plans to list any of its shares on any OTC or similar exchange.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

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Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of New York. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Securityholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES

This table shows the principal people on the company’s team:

Name	Position	Term of Office	Approx. hours per week (if not full time)
Executive Officers:
David Phillips	CEO	2023-Present	Full-time
Billy Phillips	Chairman and CCO	2006-Present	Full-time
Directors:
David Phillips	Director	2023-Present	5
Billy Phillips	Director	2006-Present	5

David Phillips

David Phillips is an accomplished entrepreneur and business leader, with a proven track record of success in multiple industries. He is the CEO of Elf Labs and began serving in that role in January, 2023. Elf Labs (previously Toon Studio) focuses on entertaining and enlightening through immersive entertainment, gaming, and consumer product licensing. Previously, David co-founded Jurny in January 2017, a hospitality tech company pioneering the next generation of tech-first, on-demand accommodations, scaling the company all over the US and Internationally, before leaving the day-to-day operations to take over Elf Labs.

Billy Phillips

Billy Phillips founded Elf Labs in 2006 and currently serves as Chairman and Chief Creative Officer. Toon Studio is an intellectual property firm that develops and acquires intellectual property including international trademarks and copyrights relating to iconic character IP. Their IP library is one of the largest of its kind in the world. In addition to being President and CEO of Toon Studio, Phillips is a producer, creative director, and an award-winning writer. He is President and CEO of 52 Media Group, an incubator for entertainment projects for TV, book, film and consumer product licensing.

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OWNERSHIP AND CAPITAL STRUCTURE; RIGHTS OF THE SECURITIES

Ownership

The following table describes our capital structure as of February, 2024:

Class of Equity	Authorized Limit*	Issued and Outstanding†	Committed, Not-issued*	Available
Class A Voting Common Stock	60,000,000	50,000,000	0	10,000,000
Class B Non-Voting Common Stock	10,000,000	0	0	10,000,000

USE OF PROCEEDS

The Company anticipates using the proceeds from this offering in the following manner:

	If Target Offering Amount Sold		If Max Offering Amount Sold

Total Raise	$10,000	%	$5,000,000	%

Offering Expenses
Commissions & Variable
Expenses, Net of Transaction Fees	$600	6%	$300,000	6%
Fixed Costs	$15,000		$15,000
Net Proceeds	$(5,600)		$4,685,000

Use of Proceeds	Amount		Amount
Production Costs	$0	0%	$1,874,000	40%
Payroll	$0	0%	$1,405,500	30%
Marketing Costs	$0	0%	$1,171,250	25%
G&A	$0	0%	$234,250	5%
Total Use of Proceeds	$0		$4,685,000

The amounts above have been rounded to the nearest whole dollar in the case of the maximum amount sold. The identified uses of proceeds are subject to change at the sole direction of the officers and directors based on the business needs of the company.

FINANCIAL DISCUSSION

Our financial statements can be found in Exhibit B to the Form C of which this Offering Memorandum forms a part. The financial statements were audited by SetApartFS (FY 2023 and FY2022). The following discussion should be read in conjunction with our audited financial statements and the related notes included in this Offering Memorandum.

Operating Results

For the fiscal year ended December 31, 2023, the Company had revenues of $386,206 compared to the year ended December 31, 2022, when the Company had revenues of $192,030. This increase in revenue was due to the sale of shares.

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The Company’s gross margin was 1% in the fiscal year of 2023, compared to -32.7% in 2022. This change was due to increased revenues from financing activities in 2023.

In 2023, the Company recognized $854,757 in operating expenses, as compared to $769,729 in operating expenses for 2022. This is due to an increase in expenses related to professional services.

Liquidity and Capital Resources

As of December 31, 2022, the Company had cash on hand of $187,567.

As of December 31, 2023, the Company had cash on hand of $846,579

This change is due to an increase in cash as the result of securing additional financing for the company in 2023.

As of February 29, 2024, the Company had cash on hand of $658,598.

With a current burn rate of $80,000 per month, the company can currently operate for approximately seven more months before securing additional financing.

The Company currently has no other sources of capital beyond revenue from operations and planned equity financing rounds.

Plan of Operations and Milestones

The Company is currently working to develop its own original content featuring their copyrighted characters. They plan to make this content available directly to consumers online, while also exploring potential licensing deals with existing streaming platforms. The Company has previously licensed their characters for merchandising efforts and saw that their characters were extremely popular, providing confidence that their story and characters will resonate with audiences.

After establishing an initial go to market strategy and developing an audience, the Company plans to expand their efforts both into new mediums and into new characters. This will entail following the initial success of their original animated show with more shows utilizing different characters in the Company’s portfolio, and also producing new content for immersive web experiences, mobile gaming, and exploring new merchandising opportunities.

As part of our strategy of growth, we anticipate future rounds of fundraising. These funds will be needed to help market the initial iterations of our product so that they can find an audience and establish our brand. We will also need additional funds to help develop more content and continue growing the company and scaling our operations.

RECENT OFFERINGS OF SECURITIES

During the year ended December 31, 2023, the Company received $602,000 in proceeds from an investor term sheet. The Company will issue shares pursuant to the agreement, however the details have not yet been finalized.

INDEBTEDNESS

The company currently holds $387,514 of debt in the form of short-term loans and credit cards.

The Company holds no long-term debt.

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SECURITIES BEING OFFERED AND RIGHTS OF THE SECURITIES OF THE COMPANY

The following descriptions summarize important terms of our capital stock. This summary reflects the company’s Certificate of Incorporation, as amended, and does not purport to be complete and is qualified in its entirety by the Certificate of Incorporation and its Bylaws. For a complete description of the company’s capital stock, you should refer to our Certificate of Incorporation and our Bylaws and applicable provisions of the Delaware General Corporation Law.

General

Class of Security	Class A Common Stock

Securities Authorized	60,000,000

Securities Outstanding	50,000,000

Voting Rights	The holders of the Class B Common Stock are entitled to one vote for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).
Other Rights & Terms

Class of Security	Class B Common Stock

Securities Authorized	10,000,000

Securities Outstanding	0

Voting Rights	The holders of the Class B Common Stock are entitled to one vote for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).

Other Rights & Terms

What it Means to be a Minority Holder

As an investor in Class B Common Stock of the company, you will not have any rights in regard to the corporate actions of the company, including additional issuances of securities, company repurchases of securities, a sale of the company or its significant assets, or company transactions with related parties.

Transferability of securities

For a year, the securities can only be resold:

●	In an IPO or other public offering registered with the SEC;
●	To the Company;
●	To an accredited investor; and
●	To a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Transfer Agent

The company has selected DealMaker Transfer Agent LLC an SEC-registered securities transfer agent, to act as its transfer agent. They will be responsible for keeping track of who owns the Company’s securities.

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DILUTION

Investors should understand the potential for dilution. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2021 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2022 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the aggregate total amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Valuation

As discussed in “Dilution” above, the valuation of the Company will determine the amount by which the investor’s stake is diluted in the future. An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is immediately diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

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There are several ways to value a company, and none of them is perfect and all of them involve a certain amount of guesswork. The same method can produce a different valuation if used by a different person.

Liquidation Value — The amount for which the assets of the company can be sold, minus the liabilities owed, e.g., the assets of a bakery include the cake mixers, ingredients, baking tins, etc. The liabilities of a bakery include the cost of rent or mortgage on the bakery. However, this value does not reflect the potential value of a business, e.g., the value of the secret recipe. The value for most startups lies in their potential, as many early-stage companies do not have many assets (they probably need to raise funds through a securities offering in order to purchase some equipment).

Book Value — This is based on analysis of the company’s financial statements, usually looking at the company’s balance sheet as prepared by its accountants. However, the balance sheet only looks at costs (i.e., what was paid for the asset), and does not consider whether the asset has increased in value over time. In addition, some intangible assets, such as patents, trademarks or trade names, are very valuable but are not usually represented at their market value on the balance sheet.

Earnings Approach — This is based on what the investor will pay (the present value) for what the investor expects to obtain in the future (the future return), taking into account inflation, the lost opportunity to participate in other investments, the risk of not receiving the return. However, predictions of the future are uncertain and valuation of future returns is a best guess.

Different methods of valuation produce a different answer as to what your investment is worth. Typically, liquidation value and book value will produce a lower valuation than the earnings approach. However, the earnings approach is also most likely to be risky as it is based on many assumptions about the future, while the liquidation value and book value are much more conservative.

Future investors (including people seeking to acquire the company) may value the company differently. They may use a different valuation method, or different assumptions about the company’s business and its market. Different valuations may mean that the value assigned to your investment changes. It frequently happens that when a large institutional investor such as a venture capitalist makes an investment in a company, it values the company at a lower price than the initial investors did. If this happens, the value of the investment will go down.

How we determined the offering price

The offering price for our current offering was determined based on the following information:

The Company conducted an internal analysis of its prior funding, technology growth, partnerships, development and team, as well as historical revenue and revenue forecast when determining the valuation of this offering. Ultimately, this analysis generally followed the earnings approach listed in the above section.

REGULATORY INFORMATION

Disqualification

Neither the Company nor any of its officers or managing members are disqualified from relying on Regulation Crowdfunding.

Annual reports

The Company plans to file its Form C-AR report with the SEC. These annual reports along with future reports will be posted on the Company’s website: www.elflabs.com

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Compliance failure

The company has not previously failed to comply with the requirements of Regulation Crowdfunding.

INVESTING PROCESS

Information Regarding Length of Time of Offering

Investment Confirmation Process: In order to purchase the Securities, you must make a commitment to purchase by completing the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If an Investor makes an investment commitment under a name that is not their legal name, they may be unable to redeem their Security indefinitely, and neither the Intermediary nor the Company are required to correct any errors or omissions made by the Investor.

Investor funds will be held in escrow with the Escrow Agent until the Target Offering Amount has been met or exceeded and one or more closings occur. Investors may cancel an investment commitment until up to 48 hours prior to the Offering Deadline, or such earlier time as such earlier time the Company designates pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary. If an investor does not cancel an investment commitment before the 48-hour period prior to the Offering Deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

The Company will notify Investors when the Target Amount has been reached. If the Company reaches the Target Amount prior to the Offering Deadline, it may close the Offering early provided (i) the expedited Offering Deadline must be twenty-one (21) days from the time the Offering opened, (ii) the Company must provide at least five (5) business days’ notice prior to the expedited Offering Deadline to the Investors and (iii) the Company continues to meet or exceed the Target Amount on the date of the expedited Offering Deadline.

Investment Cancellations: Investors will have up to 48 hours prior to the end of the offering period to change their minds and cancel their investment commitments for any reason. Once the offering period is within 48 hours of ending, investors will not be able to cancel for any reason, even if they make a commitment during this period, and investors will receive their securities from the issuer in exchange for their investment.

Notifications: Investors will receive periodic notifications regarding certain events pertaining to this offering, such as the company reaching its offering target, the company making an early closing, the company making material changes to its Form C, and the offering closing at its target date.

Material Changes: Material changes to an offering include but are not limited to:

A change in minimum offering amount, change in security price, change in management, etc. If an issuing company makes a material change to the offering terms or other information disclosed, including a change to the offering deadline, investors will be given five business days to reconfirm their investment commitment. If investors do not reconfirm, their investment will be canceled, and the funds will be returned.

Rolling and Early Closings: The company may elect to undertake rolling closings, or an early closing after it has received investment interests for its target offering amount, and 21 days from the offering’s initiation has passed. During a rolling closing, those investors that have committed funds will be provided five days’ notice prior to acceptance of their subscriptions, release of funds to the company, and issuance of securities to the investors. During this time, the company may continue soliciting investors and receiving additional investment commitments. Investors should note that if investors have already received their securities, they will not be required to reconfirm upon the filing of a material amendment to the Form C. In an early closing, the offering will terminate upon the new target date, which must be at least five days from the date of the notice.

Investor Limitations

Investors are limited in how much they can invest on all crowdfunding offerings during any 12-month period. The limitation on how much they can invest depends on their net worth (excluding the value of their primary residence) and annual income. If either their annual income or net worth is less than $124,000, then during any 12-month period, they can invest up to the greater of either $2500 or 5% of the greater of their annual income or Net worth. If both their annual income and net worth are equal to or more than $124,000, then during any 12-month period, they can invest up to 10% of annual income or net worth, whichever is greater, but their investments cannot exceed $124,000. If the investor is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act, as amended, no investment limits apply.

Updates

Information regarding updates to the offering and to subscribe can be found here, www.elflabs.com.

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0:00 - at first I just shook my head in

0:03 - disbelief. in front of me was this vast

0:05 - array of classic vintage IP. Cinderella,

0:09 - Sleeping Beauty, Snow White, Pinocchio

0:12 - Alice in Wonderland. A once in a-lifetime

0:14 - opportunity. The monetization of all

0:17 - these Priceless characters without

0:19 - having to go through The Gatekeepers. How

0:20 - is that even possible? I was able to

0:23 - acquire the original Junior elf

0:25 - children’s books. This is a publishing

0:27 - portfolio that dates back to 1913.

0:30 - Hundreds of millions of books sold

0:32 - throughout the decades. Some trademark

0:34 - battles lasted years even reaching the

0:37 - highest appeal court of the USPTO,

0:39 - allowing us to create brand new

0:41 - character franchises. Now that sounds like a

0:44 - happy fairy tale

0:46 - ending. That was just the

0:48 - prologue. When I joined up with my Dad we

0:51 - rebranded the company into elf Labs

0:54 - because the lab and elf Labs embodies

0:56 - our ability to take these characters and

0:58 - reinvent them for modern audience.

1:00 - This opportunity is unique and it’s

1:02 - staggeringly

1:04 - large. But I want to acknowledge my buddy

1:06 - here Bernt Ullman who took my company from

1:08 - 100 million to 400 million globally. We

1:11 - have some of the most monetizable

1:13 - character brands in history. Rapunzel, Peter pan,

1:16 - The Little Mermaid, the list goes on and

1:18 - on we are talking about the global

1:20 - character licensing Market that generate

1:22 - around 140 billion dollar annually. The

1:26 - only way any company can enter this

1:28 - space is with copyrighted and or

1:30 - trademarked character Brands. Elf Labs

1:33 - has the most impressive protections that

1:36 - I have seen in my entire career. The

1:38 - first franchise we’re launching is

1:39 - called Robo

1:41 - Stars. This reinvention that includes

1:44 - Robo Pinocchio, Robo Cinderella, and Robo

1:47 - Rapunzel in a thrilling New World

1:49 - designed to truly immerse our audiences

1:52 - then this content with these alist

1:54 - characters will drive licensed

1:55 - merchandising across toys, apparel, and

1:58 - home wear. Now imagine if we could could

2:00 - also provide a tech Advantage with tech

2:02 - margins one that could literally

2:04 - transform how IP and entertainment are

2:06 - consumed. The spatial web we are

2:08 - developing integrates physical and

2:10 - digital spaces to create an entirely new

2:13 - immersive and interactive experience. The

2:15 - technology is really about scaling you

2:18 - know our compression into a way that

2:20 - creates a tangible environment for kids

2:22 - to come in and play. This is the first

2:24 - time an IP has ever been put out this

2:26 - way you don’t need goggles, a gaming

2:28 - machine, or a rig all you need is the

2:30 - internet. We assembled a team of

2:32 - best-in-class Emmy award-winning writers

2:34 - and animators and we empowered them with

2:36 - novel and immersive technology. Our go to

2:39 - market strategy includes web series

2:41 - content then we stream it on channels

2:43 - like YouTube and Netflix and on our own

2:45 - branded platform then video games AI

2:48 - power toys animated feature movies and

2:50 - deeply immersive VR experiences. In our

2:53 - case the sky is not the limit in our

2:56 - case the entire Cosmos becomes the limit.

3:00 - We aim to enrich lives with stories that

3:04 - entertain thrill and empower all at the

3:07 - same time. And what better characters to

3:10 - convey these principles than iconic

3:12 - characters for whatever reason they’ve

3:14 - remained in the public Consciousness for

3:16 - hundreds of years so this isn’t the end

3:19 - to our tale it’s only the beginning

3:22   [Music]

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The Future of Entertainment Is Here
Elf Labs is combining Iconic IP, state-of-the-art technology, and award winning creative to completely revamp the entertainment landscape. This is your opportunity to become part of a defining moment in the entertainment and technology space.
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Why Elf Labs
Creative
Elf Labs has assembled a team of award winning creatives tasked with building hyper captivating original content around each new character franchise and world.
Iconic IP

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Our portfolio consists of hundreds of trademarks and copyrights on both classic and reinvented versions of the most recognizable and valuable characters in history.
Advanced Technology
Patented technology allow for the creation of hyper immersive online environments that are seamlessly accessible, completely intuitive, creating deeper fandom than ever before. All you need is a simple Internet connection.
Licensing Revenue
Global licensing is surpassing $340 billion dollars annually. Elf Labs portfolio includes the perfect characters to create meaningful licensing revenue across all consumer products in all global markets.
Legal Protection

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With over 10 years and millions invested, Elf Labs has some of the strongest character IP protections in the world.
The Team
We've put together a team of best-in-class experts and industry titans from all verticals, to ensure our franchises are produced, delivered, and monetized at the highest levels.

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Wide Range of Intellectual Property

Our portfolio of character name trademarks allows us to target all demographics in all genres, across all age groups. This mean producing wholesome content for preschoolers and toddlers, and delivering edgy, thrilling entertainment that will delight and dazzle older audiences.

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RAPUNZEL™
ZOMBIE PINOCCHIO
CYBER CINDERELLA®
TEEN SNOW WHITE®
ZOMBIE Cinderella™
SUPERHERO SNOW WHITE®

Toodlers

Preschool

Adults

Tweens

YA(Young Adult)

Elementary

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Robo Stars
Robo Little Mermaid™
Robo Pocahontas™
JUST LIKE REGULAR POCAHONTAS, ONLY ROBO
Robo Peter Pan™
Robo Rapunzel™
Robo Snow White™

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Robo Tenika™
Robo Belle™
Robo Pinocchio™
JUST LIKE REGULAR PINOCCHIO, ONLY ROBO

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Next Generation Technology
Elf Labs patented technology allows for the creation of next generation immersive experiences. Creating a whole new level of fandom. All seamlessly accessible. Where all you need is the Internet.
Advanced Technology

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Consumer Product Licensing at a Glance

$340 billion dollars in licensed consumer products annually.

With a CAGR of 4.34% licensed consumer product revenue is expected to reach over $432 billion over the next 6 years.

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Entertainment/Character IP remains the largest licensing sector at a staggering $138 billion annually.

Disney is the worlds largest Licensor with $61.7 billion at retail in just consumer product sales.

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The History of Elf Labs

THE SLEEPING
The SLEEPING BEAUTY
Sleeping
SLEEPING
SLEEPING

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The History of Elf Labs
THE SLEEPING BEAUTY
1921
The SLEEPING BEAUTY
1951
Sleeping Beauty
AN ORIGINAL JUNIOR ELF BOOK
1959
SLEEPING BEAUTY
A JUNIOR ELF BOOK
2015
SLEEPING BEAUTY
A JUNIOR ELF BOOK
2024

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OUR LEADERSHIP

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Team and Partners
David Phillips
CHIEF EXECUTIVE OFFICER
David is an accomplished founder, entrepreneur and business leader. As CEO of Elf Labs, he spearheads the company's creation of high-value IP franchise through its one-of-a kind iconic character IP, revolutionary technology, and profound next generation storytelling. Leveraging his experience building disruptive, market altering business models, David plans to reimagine entertainment through Elf Lab's immersive content, next-gen gaming and consumer product licensing.
Billy Phillips
CHAIRMAN AND HEAD OF CREATIVE
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Thomas Gerrit Bekkers
HEAD OF BUSINESS DEVELOPMENT
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Bernt Ullmann
HEAD OF LICENSING
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Mike De Seve
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Eran Beral
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Jerad Finck
INVESTOR, ADVISOR, CEO OF COSMIC WIRE
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Deni Benezra
HEAD OF FINANCE
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Why invest in startups?
Regulation CF allows investors to invest in startups and early-growth companies. This is different from

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Why invest in startups?
Regulation CF allows investors to invest in startups and early-growth companies. This is different from helping a company raise money on Kickstarter; with Regulation CF Offerings, you aren't buying products or merchandise - you are buying a piece of a company and helping it grow.
How much can I invest?
Accredited investors can invest as much as they want. But if you are NOT an accredited investor, your investment limit depends on either your annual income or net worth, whichever is greater. If the number is less than $124,000, you can only invest 5% of it. If both are greater than $124,000 then your investment limit is 10%.
How do I calculate my net worth?
To calculate your net worth, just add up all of your assets and subtract all of your liabilities (excluding the value of the person's primary residence). The resulting sum is your net worth.

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What are the tax implications of an equity crowdfunding investment?

We cannot give tax advice, and we encourage you to talk with your accountant or tax advisor before making an investment.

Who can invest in a Regulation CF Offering?

Individuals over 18 years of age can invest.

When will I get my investment back?

The Common Stock (the "Shares") of Elf Labs (the "Company") are not publicly-traded. As a result, the shares cannot be easily traded or sold. As an investor in a private company, you typically look to receive a return on your investment under the following scenarios: The Company gets acquired by another company. The Company goes public (makes an initial public offering). In those instances, you receive your pro-rata share of the distributions that occur, in the case of acquisition, or you can sell your shares on an exchange. These are both considered long-term exits, taking approximately 5-10 years (and often longer) to see the possibility for an exit. It can sometimes take years to build companies. Sometimes there will not be any return, as a result of business failure.

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What do I need to know about early-stage investing? Are these investments risky?

There will always be some risk involved when investing in a startup or small business. And the earlier you get in the more risk that is usually present. If a young company goes out of business, your ownership interest could lose all value. You may have limited voting power to direct the company due to dilution over time. You may also have to wait about five to seven years (if ever) for an exit via acquisition, IPO, etc. Because early-stage companies are still in the process of perfecting their products, services, and business model, nothing is guaranteed. That's why startups should only be part of a more balanced, overall investment portfolio.

Exceptions to limitations on selling shares during the one-year lockup period:

In the event of death, divorce, or similar circumstance, shares can be transferred to:

- The company that issued the securities
- An accredited investor
- A family member (child, stepchild, grandchild, parent, stepparent, grandparent, spouse or equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships)

What happens if a company does not reach their funding target?

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What happens if a company does not reach their funding target?

If a company does not reach their minimum funding target, all funds will be returned to the investors after the close of the offering.

How can I learn more about a company's offering?

All available disclosure information can be found on the offering pages for our Regulation Crowdfunding offering.

What if I change my mind about investing?

You can cancel your investment at any time, for any reason, until 48 hours prior to a closing occurring. If you've already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To submit a request to cancel your investment please email: invest@elflabs.com

How do I keep up with how the company is doing?

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At a minimum, the company will be filing with the SEC and posting on its website an annual report, along with certified financial statements. Those should be available 120 days after the fiscal year end. If the company meets a reporting exception, or eventually has to file more reported information to the SEC, the reporting described above may end. If these reports end, you may not continually have current financial information about the company.

What relationship does the company have with DealMaker Securities?

Once an offering ends, the company may continue its relationship with DealMaker Securities for additional offerings in the future. DealMaker Securities' affiliates may also provide ongoing services to the company. There is no guarantee any services will continue after the offering ends.

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The company is seeking "indications of interest" pursuant to regulation cf under the securities act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the company is not under any obligation to make an offering under regulation cf. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under regulation cf. If the company does go ahead with an offering, no offer to buy the securities can be accepted and no part of the purchase price can be received until it has filed an offering statement with the Securities and Exchange Commission (SEC) and only then accepted through the intermediary's platform. The information in that offering statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the sec before investing.No money or other consideration is being solicited with the indications of interest, and if sent in response, will not be accepted. Indications of interest involve no obligation or commitment of any kind.

This website may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company's management. When used in the offering materials, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

THE TOON STUDIO, INC. DBA ELF LABS

AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2023 AND 2022

(Expressed in United States Dollars)

INDEX TO FINANCIAL STATEMENTS

Page

INDEPENDENT AUDITOR'S REPORT 1

FINANCIAL STATEMENTS:

Balance Sheets. 3

Statement of Operations 4

Statements of Changes in Stockholders' Equity 5

Statements of Cash Flows 6

Notes to Financial Statements 7

SET APART
ACCOUNTANCY CORP.

5850 W 3rd St Ste E, #244, Los Angeles, CA 90036
www.setapartfinancial.com
213-814-2809

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
The Toon Studio, Inc.
Beverly Hills, California

Opinion

We have audited the financial statements of The Toon Studio, Inc.(the "Company,"), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for period of twelve months from the date of issuance of these financial statements.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

- 1 -

SET APART
ACCOUNTANCY CORP.

5850 W 3rd St Ste E, #244, Los Angeles, CA 90036
www.setapartfinancial.com
213-814-2809

• Exercise professional judgment and maintain professional skepticism throughout the audit.

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

SetApart Accountancy Corp.

April 29, 2023
Los Angeles, California

- 2 -

THE TOON STUDIO, INC.
BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS		
Current assets:		
Cash and cash equivalents	$ 846,579	$ 187,567
Loan receivable, related parties	100,898	87,606
Prepaid expenses and other current assets	39,000	-
Total assets	$ 986,477	$ 275,173
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		
Current liabilities:		
Accounts payable	$ 424,468	$ 352,280
Credit cards	26,469	-
Accrued expenses and other liabilities	3,663	-
Loan payable, related parties	4,915	4,915
Total liabilities	459,515	357,195
Commitments and contingencies		
Stockholders' equity:		
Common shares, 1,000 shares authorized, 400 shares issued and outstanding as of both December 31, 2023 and 2022	55,000	55,000
Shares to be issued	602,000	-
Accumulated deficit	(130,038)	(137,022)
Total stockholders' equity (deficit)	526,962	(82,022)
Total liabilities and stockholders' equity (deficit)	$ 986,477	$ 275,173

- 3 -

THE TOON STUDIO, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2023	Year Ended December 31, 2022
Net revenues	$ 386,206	$ 192,030
Cost of net revenues	382,464	256,770
Gross profit (loss)	3,742	(64,740)
Operating expenses:		
General and administrative	188,371	176,034
Professional services	664,140	593,695
Sales and marketing	2,247	-
Total operating expenses	854,757	769,729
Loss from operations	(851,015)	(834,469)
Other income (expense):		
Other income/(loss)	900,000	499,850
Total other income (expense), net	900,000	499,850
Net income (loss)	$ 48,985	$ (334,619)
Weighted average common shares outstanding - basic and diluted	400	400
Net income (loss) from continuing per common share - basic and diluted	$ 122.46	$ (836.55)

- 4 -

THE TOON STUDIO, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Shares to be Issued	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount			
Balances at December 31, 2021	400	55,000	-	$ 197,597	$ 252,597
Net loss	-	-	-	(334,619)	(334,619)
Balances at December 31, 2022	400	55,000	-	(137,022)	(82,022)
Distribution	-	-	-	(42,000)	(42,000)
Proceeds from shares to be issued	-	-	602,000	-	602,000
Net income	-	-	-	48,985	48,985
Balances at December 31, 2023	400	$ 55,000	$ 602,000	$ (130,038)	$ 526,962

- 5 -

THE TOON STUDIO, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2023	Year Ended December 31, 2022
Cash flows from operating activities:		
Net income (loss)	$ 48,985	$ (334,619)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		
Depreciation and amortization	-	4,680
Changes in operating assets and liabilities:		
Prepaid expenses and other current assets	(39,000)	150,000
Accounts payable	72,187	352,281
Credit cards	26,469	-
Accrued expenses and other liabilities	3,663	-
Net cash provided by operating activities	112,303	172,342
Cash flows from financing activities:		
Loan receivable (repayments) from related parties	(13,292)	(1,624)
Distributions	(42,000)	-
Proceeds from shares to be issued	602,000	-
Net cash provided by (used in) financing activities	546,708	(1,624)
Net change in cash and cash equivalents	659,011	170,718
Cash and cash equivalents at beginning of year	187,567	16,850
Cash and cash equivalents at end of year	$ 846,579	$ 187,567
Supplemental disclosure of cash flow information:		
Cash paid during the year for interest	$ -	$ -
Cash paid during the year for income taxes	$ -	$ -

- 6 -

The Toon Studio, Inc.
Notes to Financial Statements
As of December 31, 2023 and 2022 and for the years then ended

Note 1. Organization and Summary of Significant Accounting Policies

Nature of Operations

The Toon Studio, Inc. (the "Company") was incorporated on December 14, 2006 under the laws of the State of California. The Company is an intellectual property development company focusing on entertainment brands for kids, young adult and adults and also to development and distribution new mega IP franchises. The Company is headquartered in Beverly Hills, California.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company's fiscal year is December 31.

Use of Estimates

The preparation of the Company's financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company has no significant concentrations of credit risk.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

- Level 1—Quoted prices in active markets for identical assets or liabilities.
- Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

The Toon Studio, Inc.
Notes to Financial Statements
As of December 31, 2023 and 2022 and for the years then ended

- Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company's assets and liabilities approximate their fair values.

Accounts Receivable, net

The Company's receivables are from customers and are collectible when invoiced. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 ("Related Party Disclosures"). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue Recognition

The Company adopted ASU 2014-09, *Revenue from Contracts with Customers*, and its related amendments (collectively known as "ASC 606"), effective January 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2023 and 2022 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

- Identification of a contract with a customer;
- Identification of the performance obligations in the contract;
- Determination of the transaction price;
- Allocation of the transaction price to the performance obligations in the contract; and
- Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company derives its revenue from royalty fees and license revenue. Royalty fees are recognized on monthly basis as the Company satisfies its performance obligations over time. In 2023 and 2022, the Company earned $900,000 and $500,000, respectively, in revenue from a 2021 license agreement which was breached by the counterparty.

Cost of Revenue

Cost of revenue consists primarily of agent fees.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred.

The Toon Studio, Inc.
Notes to Financial Statements
As of December 31, 2023 and 2022 and for the years then ended

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, *Income Taxes*. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Income/(Loss) per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net earnings or loss per share if their inclusion would be anti-dilutive. There were no dilutive securities as of December 31, 2023.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-02, *Leases (Topic 842)*. This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted the ASU on January 1, 2022.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Note 2. Related Party Transactions

As of December 31, 2023 and 2022, the Company had related party loans of $4,915 and $4,915, respectively. As of December 31, 2023 and 2022, the Company had related party receivables of $100,898 and $87,606, respectively. All loans are unsecured, non-interest bearing and due on demand.

Note 3. Stockholders' Equity

The Company's Articles of Incorporation, as amended and restated, authorized 1,000 total shares of common stock. As of December 31, 2023 and 2022, 400 shares of common stock were issued and outstanding.

Each share of common stock carrying the right to vote shall entitle the holder to one vote on any matter submitted to a vote at a meeting of the stockholders.

Note 4. Commitments and Contingencies

From time to time, the Company may be involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and

The Toon Studio, Inc.
Notes to Financial Statements
As of December 31, 2023 and 2022 and for the years then ended estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 5. Income Taxes

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2023 and 2022, the Company had net deferred tax assets before valuation allowance of $16,223 and $38,300, respectively.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to cumulative losses through December 31, 2023. Deferred tax assets were calculated using the Company's combined effective tax rate, which it estimated to be approximately 28%. The effective rate is reduced to 0% due to the full valuation allowance on its net deferred tax assets.

The Company's ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2023, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of approximately $94,000, which can be carried forward indefinitely. Certain changes in ownership can result in a limitation on the amount of net operating loss and tax credit carryovers that can be utilized each year. As of December 31, 2023, management has not determined the extent of any such limitations, if any.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though all tax years from 2020 on remain open to examination.

Note 6. Subsequent Events

Management has evaluated subsequent events through March 14, 2024, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.